BlackRock Dividend Income Trust

Cusip: 09250D109

Ticker: BQY

Record Date	November 15, 2013
Pay Date	November 29, 2013

Distribution Amount per share	$0.230000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.079138	34%	$0.079138	34%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$0.019409	9%	$0.019409	9%

Return of Capital	$0.131453	57%	$0.131453	57%

Total (per common share)	$0.230000	100%	$0.230000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on October 31, 2013				11.77%

Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2013				6.38%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2013				15.50%

Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2013				6.52%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Dividend Income Trust

Cusip: 09250D109

Ticker: BQY

Record Date	February 14, 2014
Pay Date	February 28, 2014

Distribution Amount per share	$0.230000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.056533	25%	$0.077560	17%
Net Realized Short-Term Capital Gains	$0.054724	24%	$0.062072	13%
Net Realized Long-Term Capital Gains	$0.118743	51%	$0.320368	70%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.230000	100%	$0.460000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2014				14.13%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2014				6.55%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2014				-0.87%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2014				1.64%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052